EXHIBIT 5.1

ELLIS FUNK, P.C.

Robert N. Dokson	Attorneys At Law	Of Counsel:
Neal J. Fink	One Securities Centre	Donald J. Ellis
Robert B. Goldberg (GA & SC)	Suite 400	David I. Funk
Amy L. Kaye	3490 Piedmont Road, N.E.	Russell H. Kasper, P.C.
Albert L. Labovitz (GA & AL)	Atlanta, Georgia 30305-1743	Jane R. Leitz
M. Barry Leitz	404-233-2800	Clay M. White
Facsimile 404-233-2188

E-mail: rgoldberg@ellisfunk.com

March 12, 2007

Allegiant Travel Company

3301 N. Buffalo, Suite B-9

Las Vegas, Nevada 89129

Re:          Allegiant Travel Company Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 filed by Allegiant Travel Company, a Nevada corporation (the “Company”), with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of Common Stock, $.001 par value per share, of the Company (the “Common Stock”) issuable by the Company upon the grant or exercise of options, restricted stock and other stock-based awards that have been granted or may be granted under the Company’s 2006 Long-Term Incentive Plan (the “Incentive Plan”).

As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

Upon the basis of the foregoing, it is our opinion that the Common Stock to be issued and sold by the Company under the Incentive Plan will be, upon exercise of the options and other awards in accordance with the terms of the Incentive Plan (including payment by the optionee of the option exercise price) and issuance of shares by the Company, legally issued, fully-paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the “Legal Matters” section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of our opinion as of a later date.

Very truly yours,

/s/ Robert B. Goldberg
ROBERT B. GOLDBERG

RBG:jll

Enclosures